EXHIBIT 22.1

                           SUBSIDIARIES OF REGISTRANT



              PSC Scanning Systems Inc. (100% owned by the Company
                          and incorporated in New York)

                       PSC GmbH (100% owned by the Company
                          and incorporated in Germany)

                 PSC Bar Code Limited (100% owned by the Company
                     and incorporated in the United Kingdom)

            PSC Foreign Sales Corporation (100% owned by the Company
                  and incorporated in the U.S. Virgin Islands)

               LazerData Holdings Inc. (100% owned by the Company
                          and incorporated in New York)

           PSC Automation, Inc. (100% owned by LazerData Holdings Inc.
                          and incorporated in Florida)

           Instaread Corporation (100% owned by PSC Automation, Inc.)
                           and incorporated in Florida

                    PSC S.A., Inc. (100% owned by the Company
                          and incorporated in New York)

                  PSC Scanning, Inc. (100% owned by the Company
                          and incorporated in New York)

            PSC Asia Pacific Pty. Limited (100% owned by the Company
                         and incorporated in Australia)

                     PSC S.A.R.L. (100% owned by the Company
                           and incorporated in France)

                      PSC S.R.L. (100% owned by the Company
                           and incorporated in Italy)

                     PSC Japan KK (100% owned by the Company
                           and incorporated in Japan)

                      TxCOM S.A. (72% owned by the Company
                           and incorporated in France)